EXHIBIT 3.1

The Commonwealth of Massachusetts

William Francis Galvin

Secretary of the Commonwealth

One Ashburton Place, Boston, Massachusetts 02108-1512

Articles of Amendment

(General Laws Chapter 156D, Section 10.06; 950 CMR 113.34)

(1)	Exact name of corporation: Zoll Medical Corporation

(2)	Registered office address: 269 Mill Street, Chelmsford, Massachusetts 01824

                                                     (number, street, city or town, state, zip code)

(3)	These articles of amendment affect article(s): Article III

                                                                                      (specify the number(s) of article(s) being amended (I-VI))

(4)	Date adopted: January 24, 2007

                                month, day, year

(5)	Approved by:

(check appropriate box)

☐ the incorporators.

☑ the board of directors without shareholder approval and shareholder approval was not required.

☐ the board of directors and the shareholders in the manner required by law and the articles of organization.

(6)	State the article number and the text of the amendment. Unless contained in the text of the amendment, state the provisions for implementing the exchange, reclassification or cancellation of issued shares.

To change the number of shares and the par value, * if any, of any type, or to designate a class or series, of stock, or change a designation of class or series of stock, which the corporation is authorized to issue, complete the following:

Total authorized prior to amendment:

WITHOUT PAR VALUE		WITH PAR VALUE
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
		Preferred	1,000,000	$0.01
		Common	19,000,000	$0.02

Total authorized after amendment:

WITHOUT PAR VALUE		WITH PAR VALUE
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
		Preferred	1,000,000	$0.01
		Common	38,000,000	$0.01

(7)	The amendment shall be effective at the time and on the date approved by the Division, unless a later effective date not more than 90 days from the date and time of filing is specified:

*G.L. Chapter 156D eliminates the concept of par value, however a corporation may specify par value in Article III. See G.L. Chapter 156D, Section 6.21, and the comments relative thereto.

Signed by: /s/ Richard A. Packer

                    (signature of authorized individual)

☐	Chairman of the board of directors,

☑	President,

☐	Other officer,

☐	Court-appointed fiduciary,

on this 24th                 day of                 January                                  ,         2007